Exhibit 10.5

CONFORMED COPY

NYSE EURONEXT, INC.
as Issuer

and

CITIBANK INTERNATIONAL plc
as Arranger

and

CITIBANK INTERNATIONAL plc
CREDIT SUISSE SECURITIES (EUROPE) LIMITED
SOCIÉTÉ GÉNÉRALE
as Dealers

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DEALER AGREEMENT
RELATING TO A EURO-COMMERCIAL PAPER
PROGRAMME
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30 March 2007

CONTENTS
Clause		Page
1.	Interpretation ...................................................................................................................................................	- 1 -
2.	Issue ..................................................................................................................................................................	- 5 -
3.	Representations and Warranties ..................................................................................................................	- 7 -
4.	Conditions Precedent .....................................................................................................................................	- 10 -
5.	Covenants and Agreements ..........................................................................................................................	- 11 -
6.	Obligations of the Dealers .............................................................................................................................	- 15 -
7.	Termination and Appointment ......................................................................................................................	- 16 -
8.	Calculation Agent ...........................................................................................................................................	- 17 -
9.	Status of the Dealers and the Arranger .......................................................................................................	- 17 -
10.	Notices ..............................................................................................................................................................	- 18 -
11.	Partial Invalidity ...............................................................................................................................................	- 19 -
12.	Remedies and Waivers ...................................................................................................................................	- 19 -
13.	Counterparts ....................................................................................................................................................	- 19 -
14.	Rights of Third Parties ....................................................................................................................................	- 19 -
15.	Governing Law .................................................................................................................................................	- 19 -
16.	Enforcement .....................................................................................................................................................	- 19 -

Schedule
1.	Condition Precedent Documents ..................................................................................................................	- 21 -
2.	Selling Restrictions .........................................................................................................................................	- 23 -
3.	Notification Letter for an Increase in the Maximum Amount ...................................................................	- 26 -
4.	Dealer Accession Letter .................................................................................................................................	- 28 -
5.	Form of Calculation Agency Agreement .....................................................................................................	- 30 -
Signatories ......................................................................................................................................................................		- 35 -

THIS AGREEMENT is dated 30 March 2007 and made

BETWEEN

(1)	NYSE EURONEXT, INC. as issuer (the "Issuer")

(2)	CITIBANK INTERNATIONAL plc as arranger (the "Arranger"); and

(3)	CITIBANK INTERNATIONAL plc, CREDIT SUISSE SECURITIES (EUROPE) LIMITED and SOCIÉTÉ GÉNÉRALE (the "Original Dealers").

WHEREAS:

(A)	NYSE Euronext, Inc. intends to change its name to NYSE Euronext after the date hereof and all references to NYSE Euronext, Inc. in this Agreement, shall be references to NYSE Euronext when the change of name is effective.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
In this Agreement:

"Additional Dealer" means any institution appointed as a Dealer in accordance with Clause 7.2 (Appointment of Dealers).

"Agency Agreement" means the note agency agreement, dated on or about the date of this Agreement, between the Issuer and the Agent, providing for the issuance of and payment on the Notes.

"Agent" means Citibank, N.A. acting as issue agent and as paying agent for the Notes and any successor or additional agent appointed in accordance with the Agency Agreement.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.

"Clearing System" means Clearstream Banking, société anonyme (Clearstream, Luxembourg), Euroclear Bank S.A./N.V., Euroclear France S.A. or any other recognised clearing system from time to time agreed between the Dealers and the Issuer.

"Dealer" means an Original Dealer or an Additional Dealer but excluding any institution whose appointment as a dealer has been terminated under Clause 7.1 (Termination) provided that where any such institution has been appointed as Dealer in relation to a particular issue of Notes or period of time, the expression "Dealer" or "Dealers" shall only mean or include such institution in relation to such Notes or that time period.

"Deed of Covenant" means the deed of covenant dated on or about the date hereof, executed by the Issuer in respect of the Global Notes issued pursuant to the Agency Agreement, as such deed may be amended or supplemented from time to time.

"Definitive Note" means a Note, security printed or otherwise, in definitive form issued by the Issuer.

"Disclosure Documents" means, at any particular date:

(a)	the Information Memorandum;

(b)	the Issuer's and its affiliates' other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders;

(c)	any other information or disclosure prepared pursuant to Clauses 3.15, 5.2, 5.3 or 5.4; and

(d)	any other document delivered by the Issuer to a Dealer which the Issuer has expressly authorised in writing to be distributed to actual or potential purchasers of Notes.

"Dollars" and "U.S.$" denote the lawful currency of the United States of America; and "Dollar Note" means a Note denominated in Dollars.

"Dollar Equivalent" means on any day:

(e)	in relation to any Dollar Note, the nominal amount of such Note; and

(f)	in relation to any Note denominated or to be denominated in any other currency, the amount in Dollars which would be required to purchase the nominal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with Dollars, as quoted by the Agent at or about 11.00 a.m. (London time) on such day.

"euro" and "€" denote the single currency of the member states of the European Communities that adopt or have adopted the euro as their lawful currency under the legislation of the European Community for Economic Monetary Union; and "euro Note" means a Note denominated in euro.

"Euro Equivalent" means on any day:

(a)	in relation to any euro Note, the nominal amount of such Note; and

(b)	in relation to any Note denominated or to be denominated in any other currency, the amount in euro which would be required to purchase the nominal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with euro, as quoted by the Agent at or about 11.00 a.m. (London time) on such day.

"FSMA" means the Financial Services and Markets Act 2000.

"Global Note" means a Note of the Issuer in global form, representing an issue of commercial paper notes of a like maturity.

"Group" means the Issuer and its Subsidiaries.

"Index Linked Note" means a Note, the redemption or coupon amount of which is not fixed at the time of issue, but which is to be calculated in accordance with such formula or other arrangement as is agreed between the Issuer and the relevant Dealer at the time of agreeing the relevant Note Transaction subject to the principal amount of an Index Linked Note not being less than U. S. $500,000 (or the equivalent amount denominated in any other currency).

"Information Memorandum" means the most recently published information memorandum containing information about the Issuer and the Notes (including information incorporated therein by reference), as prepared by or on behalf of the Issuer for use by the Dealers in connection with the transactions contemplated by this Agreement.

"Maximum Amount" means the lower of €2,500,000,000 or U. S. $3,000,000,000 or the equivalent amount denominated in any other currency other than euros or Dollars (as the case may be), inclusive of the aggregate amount of all commercial paper that the Issuer may issue and have outstanding from time to time pursuant to the Programme and pursuant to the commercial paper programme of the Issuer in the United States of America, or such other amount as may apply in accordance with Clause 2.7 (Increase in Maximum Amount) .

"Note" means a Definitive Note or a Global Note issued by the Issuer under the Agency Agreement to a Dealer.

"Note Transaction" means the issue by the Issuer and the subscription by a Dealer of Note(s) in accordance with Clause 2 (Issue ) .

"Programme" means the euro-commercial paper programme of the Issuer established by the Programme Agreements.

"Programme Agreement" means this Agreement, any agreement for a Note Transaction, the Deed of Covenant or the Agency Agreement.

"Ratings Agency" means Moody's Investors Service, Inc. ("Moodys ") or Standard & Poor's Rating Services, a division of The McGraw Hill Companies Inc. ("S&P ") or any other statistical ratings organisation which rates the debt securities of the Issuer.

"Relevant Party" means the Arranger, each Dealer, each of their respective affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the United States Securities Exchange Act of 1934, as amended), together with each of their respective directors, officers, employees and agents.

"Sterling" and "£ " denote the lawful currency of the United Kingdom; and "Sterling Note" means a Note denominated in Sterling.

"Subsidiary" means:

(a)	an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or

	(b)	an entity whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of another person.

"Swiss Franc" and "CHF" denote the lawful currency of Switzerland; and "Swiss Franc Note" means a Note denominated in Swiss Franc.

"Yen" and "¥" denote the lawful currency of Japan; and "Yen Note" means a Note denominated in Japanese Yen.

1.2	Construction
	(a)	In this Agreement, unless the contrary intention appears, a reference to:

		(i)	a provision of a law is a reference to that provision as amended, extended, applied or re-enacted and includes any subordinate legislation;

		(ii)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

		(iii)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or any other entity whether or not having separate legal personality, and references to any person shall include its successors in title, permitted assigns and permitted transferees (and for avoidance of doubt, all references to NYSE Euronext, Inc, shall be references to NYSE Euronext when it changes its name to NYSE Euronext);

		(iv)	assets includes present and future properties, revenues and rights of every description;

		(v)	an authorisation includes any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

		(vi)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

		(vii)	any Programme Agreement or other document is a reference to that Programme Agreement or other document as amended, novated, restated, superseded or supplemented.

	(b)	The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.	ISSUE

2.1	Appointment of Dealers
The Issuer hereby appoints the Dealers with respect to the issue of Notes under this Agreement.

2.2	The Uncommitted Programme
The Issuer shall not be under any obligation to issue any Notes, and a Dealer shall not be under any obligation to subscribe for or procure the subscription for any Notes, until such time as an agreement for a Note Transaction has been reached between the Issuer and that Dealer.

2.3	Issue of Notes

(a) Subject to the terms of this Agreement, the Issuer may issue Notes to any of the Dealers from time to time at such prices and upon such terms as the Issuer and the relevant Dealer may agree. The Issuer acknowledges that the Dealers may resell Notes subscribed for by such Dealers.

(b) Each issue of Notes having the same Issue Date, Maturity Date, currency and yield and redemption basis will be represented by one or more Global Notes or by Definitive Notes having the aggregate principal amount of such issue as may be agreed between the Issuer and the relevant Dealer.

(c) The tenor of each Note shall not be less than one Business Day nor greater than 183 calendar days, with that tenor being calculated from (and including) the issue date to (but excluding) the maturity date of that Note.

(d) Global Notes and Definitive Notes (if any) shall be issued in the following denominations (or integral multiples thereof):

(i) for U.S.$ Notes, U.S.$500,000;

(ii) for euro Notes, €500,000;

(iii) for Sterling Notes, £500,000;

(iv) for Yen Notes, Yen 100,000,000; or

(v) for Swiss Francs, CHF1,000,000;

or such other conventionally accepted denominations in those currencies as may be agreed between the Issuer and the relevant Dealer from time to time, subject in each case to compliance with all applicable legal and regulatory requirements and provided that the equivalent of that denomination in Sterling is not less than £100,000. At all times, the minimum denomination of such Notes shall not be less than the equivalent of U.S.$500,000 determined by reference to the spot rate on the date of issuance.

(e) The aggregate amount of Notes outstanding at any time will not exceed the Maximum Amount. For the purposes of calculating the Maximum Amount when denominated in euro of Notes issued under this Agreement, the principal amount of any outstanding Note denominated in any currency other than euros shall be taken as the Euro Equivalent of such principal amount as at the Issue Date of the Notes then to be issued. For the purposes of calculating the Maximum Amount when denominated in Dollars of Notes issued under this Agreement, the principal amount of any outstanding Note denominated in any currency other than Dollars shall be taken as the Dollar Equivalent of such principal amount as at the Issue Date of the Notes then to be issued.

2.4	Agreements for Note Transactions
If the Issuer and any Dealer shall agree on the terms of the subscription for any Note by that Dealer (including agreement with respect to the issue date, aggregate principal or nominal amount, denomination, currency, price, redemption basis, maturity date and discount, interest basis or index-linking), then:

	(a)	the Issuer shall instruct the Agent to issue that Note and deliver it in accordance with the terms of the Agency Agreement;

	(b)	the relevant Dealer shall pay the subscription price of such Note on the issue date:

		(i)	in the case of a euro Note, by transfer of same-day funds settled through the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System to such euro account as the Agent shall from time to time have specified for this purpose; or

		(ii)	in the case of a Sterling Note, by transfer of same-day funds to the Sterling account in London as the Agent shall from time to time have specified for this purpose; or

		(iii)	in the case of a Dollar Note, by transfer of funds settled through the New York Clearing House Interbank Payments System (or such other same day value funds as at the time shall be customary for the settlement in New York City of international banking transactions denominated in Dollars) to the account in New York denominated in Dollars as the Agent shall from time to time have specified for this purpose; or

		(iv)	in all other cases, by transfer of freely transferable same day funds in the relevant currency to the account of the Agent at such bank in the applicable jurisdiction for such currency as the Agent may from time to time have specified for this purpose; and

	(c)	the relevant Dealer shall notify the Agent and the Issuer of the payment and delivery instructions applicable to such Note in accordance with prevailing market practice and in sufficient time to enable the Agent to deliver such Note(s) (or make the same available for collection) on the relevant issue date.

2.5	Failure to issue
If, for any reason (including, without limitation, the failure of the relevant trade), a Note is not to be issued in accordance with a Note Transaction, the Issuer and the relevant Dealer shall immediately notify the Agent of that fact.

2.6	Optional currencies
Any agreement for a Note Transaction for a Note denominated in a currency other than Sterling, Dollars, euro, Yen or Swiss Francs shall be conditional upon:

(a) it being lawful and in compliance with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority from time to time, for deposits to be made in such currency and for such Note to be issued, offered for sale, sold and delivered;

(b) such other currency being freely transferable and freely convertible into euro;

(c) the consent of the Agent to that currency having been given; and

(d) any appropriate amendments which the relevant Dealer and/or the Issuer and/or the Agent shall require having been made to this Agreement and/or the Agency Agreement.

2.7	Increase in Maximum Amount
The Issuer may from time to time increase the Maximum Amount by:

(a) giving at least ten days' notice by letter in substantially the form of Schedule 3 to each Dealer and to the Agent; and

(b) delivering to each Dealer with that letter the documents referred to in that letter, in each case in form and substance acceptable to each Dealer.

2.8	Global Notes and Definitive Notes
(a) Each Note issued will be represented initially by one or more Global Notes.

(b) Global Notes will be exchangeable, in accordance with their terms, for Definitive Notes denominated in that currency only upon default by the Issuer in the payment of any amount payable in respect of the Notes represented by such Global Notes or if any relevant Clearing System in which the relevant Global Note is held is closed for a continuous period of 14 days or more (other than by reason of weekends or public holidays, statutory or otherwise) or if any such Clearing System announces an intention to permanently cease to do business or does in fact.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties
The Issuer makes the representations and warranties in this Clause 3 to each Dealer.

3.2	Status
The Issuer is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and except for the existence or exercise of the Trust Options has the power to own its own assets and carry on its business as it is being conducted. For the purpose of this Clause 3.2 (Status) "Delaware Trust" means NYSE Group Trust, a Delaware Trust; "Delaware Trust Option" means the call option remedy of the Delaware Trust over the priority shares and/or ordinary shares or voting securities of NYSE Group, Inc., Archipelago Holdings, Inc. or their respective subsidiaries and other remedies of the Delaware Trust; "Dutch Foundation Option" means the call option remedy of the Dutch Foundation over the priority shares and/or common stock or voting securities of Euronext N.V. or its subsidiaries and the other remedies of the Dutch Foundation; "Dutch Foundation" means Stichting NYSE Euronext, a foundation (stichting) incorporated and existing under the laws of The Netherlands; and "Trust Options" means the Delaware Trust Option and the Dutch Foundation Option."

3.3	Powers and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, the Notes and the Programme Agreements and the transactions contemplated by those Notes and Programme Agreements.

3.4	Binding obligations
The obligations expressed to be assumed by it in each of the Programme Agreements are and (when the Notes have been issued and delivered under the Agency Agreement and have been paid for) the Notes will be subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under Schedule 1, legal, valid, binding and enforceable obligations.

3.5	Authorisations
All authorisations of any governmental authority required:

(a) to enable it lawfully to enter into and comply with its obligations under, the Notes and Programme Agreements; and

(b) to make the Programme Agreements and Notes admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

3.6	Non-conflict
In all material respects, entry into, delivery and performance by the Issuer of its obligations under the Notes and the Programme Agreements and the transactions contemplated by the Programme Agreements will not conflict with, or constitute a default under:

(a) the constitutional documents of the Issuer; or

(b) any law or regulation applicable to the Issuer; or

(c) any material agreement, indenture or other material instrument by which the Issuer or any of its assets are bound.

3.7	Ranking
The obligations of the Issuer under the Programme Agreements and the Notes (when issued) rank at least pari passu with all respective present and future unsecured and unsubordinated obligations of the Issuer other than obligations mandatorily preferred by law applying to companies generally.

3.8	Disclosure Documents
The information contained or incorporated by reference in the Disclosure Documents taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the Disclosure Documents taken as a whole not materially misleading in light of the circumstances under which such statements were made.

3.9	Financial information
The most recently published financial statements of the Issuer (if any) which are incorporated by reference in the Information Memorandum:

(a) were prepared in accordance with the requirements of applicable law and with generally accepted accounting principles in the jurisdiction of incorporation of the Issuer (as the case may be) subject to year-end audit adjustments and the absence of footnotes, in the case of unaudited statements; and

(b) fairly represent in all material respects its financial condition and operations (consolidated, if applicable) as at the date to which they were prepared.

3.10	Adverse change and litigation
Except as otherwise disclosed by any Disclosure Documents:

(a) there has been no material adverse change in the business, financial condition, operations or business of the Group, taken as a whole (a "Material Adverse Effect") since the date of the most recently published audited financial statements of the Issuer or published audited consolidated financial statements of the Issuer (if applicable); and

(b) there is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Issuer threatened against the Issuer that would be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, which in any case could reasonably be expected to be material in the context of the Programme Agreements and the transactions contemplated by the Programme Agreements.

3.11	Maximum Amount
The aggregate outstanding principal amount of the Notes on the date of issue of any Note does not exceed the Maximum Amount.

3.12	United States Investment Company Act
The Issuer is not, or as a result of any issue of Notes or the receipt or application of the proceeds thereof will not be, an investment company as defined in the United States Investment Company Act of 1940.

3.13	No payment default
The Issuer is not in payment default under debt for borrowed money in excess of U.S.$50,000,000.

3.14	Times for making representations and warranties
The representations and warranties set out in this Clause 3:

(a) are made on the date of this Agreement; and

(b) are deemed to be repeated on each date upon which the Maximum Amount is increased, each date a Note Transaction is agreed and each date upon which any Note is, or is to be, issued by reference to the facts and circumstances then existing.

When a representation or warranty under Clauses 3.8 (Disclosure Documents) and 3.10 (Adverse change and litigation) is repeated under paragraph (b) above, the reference to Disclosure Documents shall be deemed to be only the Disclosure Documents which have been published before the date on which a relevant Note Transaction is made (in the case of that Note Transaction and the corresponding issue of Notes) or the date on which the letter purporting to increase the Maximum Amount is delivered (in the case of that increase).

3.15	Notice of inaccuracy
If, before a Note is issued and delivered to or for the account of the relevant Dealer, an event occurs which would render any of the representations and warranties in this Clause 3 immediately, or with the lapse of time, untrue or incorrect, the Issuer will inform the relevant Dealer as soon as practicable of the occurrence of such event. In either case, the relevant Dealer shall inform the Issuer without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent
By a date no later than five Business Days before the date upon which the Issuer and any Dealer shall first agree terms for a Note Transaction (or such other period as may be agreed between the Issuer and that Dealer), the Issuer shall deliver to that Dealer each of the documents listed in Schedule 1, in form and substance satisfactory to that Dealer.

4.2	Further conditions precedent
The obligations of any Dealer in respect of any agreement for a Note Transaction and each issue of Notes shall be conditional upon:

(a) the representations and warranties of the Issuer contained in Clause 3 (Representations and Warranties) being true and correct:

(i) on each date upon which an agreement for a Note Transaction is made; and

(ii) on each date on which Notes are issued,

by reference to the facts and circumstances then subsisting;

(b) there being no breach as at the issue date of those Notes in the performance of the obligations of the Issuer (if applicable) under any of the Programme Agreements or any Note; and

(c) except as disclosed in any Disclosure Document issued before the date upon which an agreement for a Note Transaction is made, no Ratings Agency has in respect of any short-term debt securities of the Issuer issued any notice downgrading such securities or put any such rating on its "Creditwatch" list or other similar publication of formal review (including a notice confirming a change of outlook), in each case with negative implications.

5.	COVENANTS AND AGREEMENTS

5.1	Duration
The undertakings in this Clause 5 remain in force from the date of this Agreement for so long as any Programme Agreement is in force and any amount is or may be outstanding under any Programme Agreement or any Note.

5.2	Financial information
(a) Whenever the Issuer publishes or makes available to its shareholders (or any class of them) or to its creditors generally (or any class of them) or to the public (by filing with any regulatory authority, securities exchange or otherwise) any information which could reasonably be expected to be material in the context of the Programme Agreements and the Notes and the transactions contemplated by the Programme Agreements and the Notes, the Issuer shall:

(i) notify each Dealer as to the nature of such information; and

(ii) take such action as may be necessary to ensure that the representation and warranty contained in Clause 3.8 (Disclosure Documents) is true and accurate on the dates when it is made or deemed to be repeated.

(b) The Issuer shall be deemed to have complied with sub-Clause 5.2 (a)(i) above on the date such information is posted at the Issuer's website on the internet, at www.sec.gov,) or at such other website identified by the Issuer in a notice to the Dealers that is accessible by the Dealers without charge, provided that the Issuer shall make a reasonable number of paper copies of such information available to each Dealer upon request and permit distribution of that information to actual or potential purchasers of Notes.

5.3	Authorisation information
Whenever the Issuer is required to obtain or effect any authorisation in order to comply with the representation and warranty contained in Clause 3.5 (Authorisations), the Issuer shall:

(a) notify each Dealer as to the nature of such authorisation; and

(b) upon request by a Dealer, make a reasonable number of copies of such authorisation available to that Dealer.

5.4	Ratings
The Issuer undertakes promptly to notify the Dealers of any change in the rating given by any Ratings Agency of the Issuer's short-term debt securities or upon it becoming aware that such rating has been put on a "Creditwatch" list or other similar publication of formal review (including a notice of change of outlook) by any Ratings Agency.

5.5	Indemnification
	(a)	The Issuer will indemnify and hold harmless on demand each Relevant Party against any and all losses, claims, damages, liabilities or expenses (including, without limitation, costs of investigation and defence, legal fees and disbursements) to which that indemnified party may be subject arising out of or in connection with or based upon:

		(i)	the Issuer's failure to make due payment under the Notes or the Deed of Covenant; or

		(ii)	any Notes not being issued for any reason (other than as a result of the failure of any Dealer to pay for such Notes) after an agreement for that Note Transaction has been made; or

		(iii)	any breach or alleged breach of the representations, warranties, covenants or agreements made or deemed to be repeated by the Issuer in this Agreement or any other Programme Agreement unless, in the case of an alleged breach only, the allegation is being made by that Relevant Party; or

		(iv)	any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect unless, in the case of an alleged untrue statement, the allegation is being made by that Relevant Party.

	(b)	In case any allegation as described in subparagraphs (a)(iv) or (a)(v) above is made or any action is brought against any Relevant Party in respect of which recovery may be sought from the Issuer, as the case may be, under this Clause 5.5, the Relevant Party shall promptly notify the Issuer (although failure to do so will not relieve the Issuer from any liability under this Agreement). If any such allegation is made, the parties agree to consult in good faith with respect to the nature of the allegation. Subject to paragraph (c) below, the Issuer may participate at its own expense in the defence of any action.

	(c)	If it so elects within a reasonable time after receipt of the notice referred to in paragraph (b) above, the Issuer may assume the defence of the action with legal advisers chosen by it and approved by the Relevant Party (such approval not to be unreasonably withheld or delayed). Notwithstanding such election a Relevant Party may employ separate legal advisers reasonably acceptable to the Issuer, and the Issuer shall bear the reasonable fees and expenses of such separate legal advisers if:

		(i)	the use of the legal advisers chosen by it to represent the Relevant Party would present such legal advisers with a conflict of interest;

		(ii)	the actual or potential defendants in, or targets of, any such action include both the Relevant Party and the Issuer and the Relevant Party concludes that there may be legal defences available to it and/or other Relevant Parties which are different from or additional to those available to the Issuer;

		(iii)	the Issuer has not employed legal advisers reasonably satisfactory to the Relevant Party to represent the Relevant Party within a reasonable time after notice of the institution of such action; or

		(iv)	the Issuer authorises the Relevant Party to employ separate legal advisers at the expense of the Issuer.

	(d)	If the Issuer assumes the defence of the action, the Issuer shall not be liable for any fees and expenses of legal advisers of the Relevant Party incurred thereafter in connection with the action, except as stated in paragraph (c) above.

	(e)	The Issuer shall not be liable in respect of any settlement of any action effected without its written consent, such consent not to be unreasonably withheld or delayed. The Issuer shall not, without the prior written consent of the Relevant Party (such consent not to be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.

5.6	Costs and expenses
The Issuer will:

	(a)	pay, or reimburse the Arranger for, all reasonable costs and expenses (including value added tax and any other similar taxes or duties and fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of the Programme Agreements and the Notes and all documents contemplated by the Programme Agreements and the Notes;

(b) pay, or reimburse each Dealer for, all reasonable costs and expenses (including value added tax and any other similar taxes or duties and fees and disbursements of counsel to such Dealer) incurred by that Dealer in connection with the enforcement or protection of its rights under the Programme Agreements, the Notes and all documents contemplated by the Programme Agreements and the Notes; and

(c) pay any stamp duty or other similar taxes (including any penalties and interest in respect thereof) payable in connection with the entry into, delivery and performance of any Programme Agreement or any Notes, and will indemnify and hold harmless each Dealer on demand from all liabilities arising from any failure to pay or delay in paying such duty or taxes.

5.7	Changes to the Programme
(a) The Issuer will notify each Dealer of:

(i) any change in an Agent, or any change in any of the offices of such Agent; and

(ii) any amendment to or termination of the Agency Agreement or the Deed of Covenant,

by no later than 10 Business Days before the making of that change, amendment or termination.

(b) The Issuer will not permit to become effective any change, amendment or termination to the Agency Agreement or the Deed of Covenant which could reasonably be expected to adversely affect the interests of any Dealer or the holder of any Notes then outstanding.

5.8	Continuing obligations
The Issuer will take such steps (in conjunction with the Dealers, where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Notes shall be fully observed and complied with, including (without limitation) its obligations under Clauses 5.9 (U.S. selling restrictions), 5.10 (Yen Notes) and 5.11 (United Kingdom).

5.9	U.S. selling restrictions
The Issuer represents, warrants and agrees that neither it, nor any of its affiliates, nor any person acting on its behalf or on behalf of any of its affiliates, has engaged or will engage in any directed selling efforts as defined in Rule 902(c) under the United States Securities Act 1933, as amended (the "Securities Act"), in the United States with respect to any Notes, and that it and its affiliates have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act. The Issuer agrees that it will not offer or sell, nor solicit offers to buy, securities under circumstances that would require registration of the Notes under the Securities Act. Terms used in this Clause 5.9 have the meanings given to them by that Regulation S.

5.10	Yen Notes
(a) Subject to paragraph (b) below, the Issuer will in respect of Yen Notes comply with any applicable laws, regulations and guidelines of Japanese governmental and regulatory authorities relevant in the context of the issue of Yen Notes, as amended from time to time, and shall submit (or procure the submission on its behalf of) such reports or information as may be required for compliance with such laws, regulations and guidelines from time to time.

(b) Yen Notes may be offered or sold in circumstances which would not be so permissible at the date of this Agreement if permitted by any change or amendment which is made after the date of this Agreement in such rules, regulations and guidelines or in such laws or directives as are applicable to Yen Notes from time to time.

5.11	United Kingdom
The Issuer will issue Notes under the Programme only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):

(a) the relevant Dealer covenants in the terms set out in paragraph 3(a) of Schedule 2; and

(b) the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than Sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

6.	OBLIGATIONS OF THE DEALERS

6.1	Selling restrictions
Each Dealer represents, covenants and agrees that it has complied and will comply with the selling restrictions set out in Schedule 2. Subject to those restrictions, each Dealer is authorised by the Issuer to circulate the Disclosure Documents to actual or potential purchasers of Notes.

6.2	Indemnity
Each Dealer undertakes that if the Issuer, or any of its respective directors, officers or employees, incurs any loss which arises out of, or in connection with or in relation to any breach by that Dealer of the selling restrictions most recently notified in writing by the Issuer to the Dealers, such Dealer shall pay to the Issuer on demand an amount equal to such loss provided that the relevant Dealer shall not be liable for any loss arising from the sale of any Notes to any person believed in good faith by that Dealer, on reasonable grounds and after making reasonable investigations, to be a person to whom the Notes could legally be sold or to whom any material could lawfully be given in compliance with the relevant selling restrictions.

6.3	Obligations several
The obligations of each Dealer under this Agreement are several.

7.	TERMINATION AND APPOINTMENT

7.1	Termination
	(a)	The Issuer may terminate the appointment of any Dealer on not less than 30 days' written notice to the relevant Dealer. The Dealer may resign on not less than 30 days' notice to the Issuer. The Issue shall promptly inform the other Dealers and the Agent of such termination or resignation.

	(b)	The rights and obligations of each party to this Agreement shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of Clauses 5.5 (Indemnification) and 5.6 (Costs and expenses) shall survive termination of this Agreement and delivery against payment for any of the Notes.

7.2	Appointment of Dealers
	(a)	The Issuer may appoint one or more Additional Dealers upon the terms of this Agreement by sending a dealer accession letter to the Additional Dealer substantially in the form of Schedule 4. The appointment will only become effective if the Additional Dealer confirms acceptance of its appointment to the Issuer by signing that dealer accession letter and delivering it to the Issuer. The Issuer may limit that appointment to a particular issue of Notes or for a particular period of time (which need not be a finite period of time).

	(b)	The Additional Dealer shall become a party to this Agreement on the later of:

(i) the date of the signature of the dealer accession letter by the Additional Dealer in accordance with paragraph (a) above; and

(ii) the date specified in the dealer accession letter as the date of appointment,

and the Additional Dealer shall then be vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer under this Agreement.

	(c)	If the appointment of that Additional Dealer is limited to a particular issue of Notes or period of time:

(i) such authority, rights, powers, duties and obligations shall extend to the relevant Notes or period only; and

(ii) following the relevant issue of Notes or the expiry of the time period, the relevant Additional Dealer shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Notes or during that time period.

	(d)	The Issuer shall promptly notify the Agent of any appointment. If the appointment of the Dealer is not limited to a particular issue of Notes or for a particular period of time, the Issuer shall also notify the other Dealers of that appointment. The Issuer agrees to supply to such Additional Dealer, upon appointment, a copy of the conditions precedent documents specified in Schedule 1, if requested by the Additional Dealer.

7.3	Transfers to affiliates
If, at any time, a Dealer transfers all or substantially all of its euro commercial paper business to any of its affiliates then, on the date that transfer becomes effective, the relevant affiliate shall become the successor to that Dealer under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement. Upon that transfer becoming effective, all references in this Agreement to the relevant Dealer shall be deemed to be references to the relevant affiliate. The relevant Dealer shall, promptly following that effective date, give notice of the transfer to the Issuer with a copy to the Agent.

8.	CALCULATION AGENT

	(a)	If Index Linked Notes or floating rate Notes are to be issued, the Issuer will, at its discretion, appoint either the relevant Dealer or the Agent or any other person to be the Calculation Agent in respect of such Index Linked Notes or floating rate Notes. The prior consent of that Dealer, the Agent or other person is required for this appointment.

	(b)	If a Dealer has agreed to be the Calculation Agent, its appointment as such shall be on the terms of the form of agreement set out in Schedule 5, and that Dealer will be deemed to have entered into an agreement in that form for a particular calculation if it is named as Calculation Agent in the redemption calculation attached to or endorsed on the relevant Note.

	(c)	If the Agent has agreed to be the Calculation Agent, its appointment shall be on the terms set out in the Agency Agreement.

	(d)	If the person who has agreed to act as Calculation Agent is not a Dealer or the Agent, that person shall execute (if it has not already done so) an agreement substantially in the form of the agreement set out in Schedule 5.

9.	STATUS OF THE DEALERS AND THE ARRANGER

The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement. Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for:

	(a)	the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Memorandum, this Agreement or any information provided by it in connection with the Programme; or

	(b)	the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Notes.

10.	NOTICES

10.1	Written Communication
Any communication to be made under this Agreement shall be made in writing and, unless otherwise agreed, be made by fax, letter or by telephone (to be confirmed promptly by fax or letter).

10.2	Delivery
(a) Any communication by letter shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant address and shall be deemed to have been made upon delivery.

(b) Any communication to be made by fax shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant fax number and shall be deemed to have been received when that fax communication has been received by the intended recipient in legible form.

(c) Any communication to be made by telephone shall be made to the intended recipient at the relevant telephone number from time to time designated by that party to the other parties for the purpose of this Agreement and shall be deemed to have been received when made provided that prompt confirmation of that communication is given by fax or letter.

10.3	Contact details
For purposes of Clause 10.2 (Delivery), the relevant contact details of each party to this Agreement shall be as set out in the signatory pages to this Agreement, or as otherwise notified by any party to each other party to this Agreement.

10.4	Receipt
(a) A communication given under this Agreement but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

(b) A communication under this Agreement to a Dealer will only be effective on actual receipt by that Dealer.

10.5	Language
(a) Any notice given in connection with a Programme Agreement or Note must be in English.

(b) Any other document provided in connection with a Programme Agreement or Note must be:

(i) in English; or

(ii) if not in English, (unless the Dealers otherwise agree) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a constitutional, statutory or other official document.

11.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

12.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Dealer, any right or remedy under the Programme Agreements shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

15.	GOVERNING LAW

This Agreement, any agreement for a Note Transaction and the Notes shall be governed by, and construed in accordance with, English law.

16.	ENFORCEMENT

16.1	Jurisdiction
(a) The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

(b) The parties to this Agreement agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.

(c) This Clause 16 is for the benefit of the Dealers only. To the extent allowed by law, a Dealer may take:

(i) proceedings in any other court with jurisdiction; and

(ii) concurrent proceedings in any number of jurisdictions.

16.2	Service of process
	(a)	The Issuer irrevocably appoints Clifford Chance Secretaries Limited at 10 Upper Bank Street, Canary Wharf, London E14 5JJ as its agent for service of process in any proceedings before the English courts in connection with any Programme Agreement.

	(b)	If any person appointed as process agent is unable for any reason to act as agent for service of process, the Issuer must immediately appoint another agent on terms acceptable to the Dealers. Failing this, the Dealers may appoint another agent for this purpose.

	(c)	The Issuer agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

	(d)	This Clause 16 does not affect any other method of service allowed by law.

16.3	Waiver of trial by jury
EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITION PRECEDENT DOCUMENTS

1.	Certified copies of the Issuer's constitutional documents.

2.	Certified copies of all documents evidencing the internal authorisations required to be granted by the Issuer:

	(a)	approving the terms of, and the transactions contemplated by, the Notes and Programme Agreements and resolving that it execute the Notes and Programme Agreements;

	(b)	authorising a specified person or persons to execute the Notes and Programme Agreements to which it is a party on its behalf; and

	(c)	authorising a specified person, or persons on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with Notes and Programme Agreements to which it is a party.

3.	Certified copies of any governmental or other consents required for the issue of Notes and for the Issuer to enter into, deliver and perform its obligations under the Notes and the Programme Agreements (as applicable).

4.	Conformed copies of:

	(a)	this Agreement, as executed;

	(b)	the Agency Agreement, as executed; and

	(c)	the Deed of Covenant, as executed.

5.	A copy of:

	(a)	the confirmation from the Agent that a duly executed engrossment of the Deed of Covenant has been delivered to the Agent;

	(b)	the confirmation from the Agent that the relevant forms of Global Note have been prepared and have been delivered to the Agent; and

	(c)	the confirmation of acceptance of appointment from the agent for service of process.

6.	A legal opinion from:

	(a)	Internal counsel to NYSE Euronext, Inc. as to US law;

	(b)	Clifford Chance, legal advisers to NYSE Euronext, Inc. as to New York law;

	(c)	Clifford Chance, legal advisers to NYSE Euronext, Inc. as to US federal income tax law; and

	(d)	Allen & Overy LLP, legal advisers to the Dealers as to English law.

7.	The Information Memorandum.

8.	A list of the names and titles and specimen signatures of the persons authorised:

	(a)	to sign on behalf of the Issuer, the Notes and the Programme Agreements;

	(b)	to sign on behalf of the Issuer all notices and other documents to be delivered in connection with the Programme Agreements and the Notes; and

	(c)	to take any other action on behalf of the Issuer in relation to the euro-commercial paper programme established by the Programme Agreements.

9.	Confirmation that a rating of A1+ has been granted by S&P and a rating of P1 has been granted by Moody's for the Programme.

SCHEDULE 2

SELLING RESTRICTIONS

1.	General

Each Dealer represents, warrants and agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell, or deliver Notes and it will not directly or indirectly offer, sell, resell, re offer or deliver Notes or distribute any Disclosure Document, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result, to the best of its knowledge and belief, in compliance with all applicable laws and regulations.

2.	United States of America

The Notes have not been and will not be registered under the Securities Act (as defined below) and the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the Securities Act. Each Dealer represents and agrees that it has offered and sold, and will offer and sell, any Notes only outside the United States to non-U.S. persons in accordance with Rule 903 of Regulation S. Accordingly, each Dealer represents and agrees that neither it, nor its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling commission, fee or other remuneration that purchases Notes from it a confirmation or notice to substantially the following effect:

"The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Terms used above have the meanings given to them by Regulation S under the Securities Act."

Terms used in the paragraphs above have the meanings given to them by Regulation S.

The Notes are subject to U.S. tax law requirements and may not be offered, sold or delivered in the United States or its possessions or to U.S. persons, except in certain transactions permitted by U.S. tax regulations.

Notes will have a face amount of no less than U.S.$500,000 (or the Euro Equivalent as defined in the Dealer Agreement) and will bear the following legend: "By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code of the United States and the regulations described thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code of the United States and the regulations thereunder)."

Each Dealer represents and agrees that:

(a)	except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) it has not offered or sold, and during the restricted period will not offer or sell, Notes to a person who is in the United States or its possessions or to a U.S. person, and (ii) it has not delivered and will not deliver in the United States or its possessions definitive Notes that are sold during the restricted period;

(b)	it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that such Notes may not be offered or sold during the restricted period to a person who is in the United States or its possessions or to a U.S. person; except as permitted by the D Rules;

(c)	if it is a U.S. person, it is acquiring Notes for purposes of resale in connection with their original issuance and if it retains the Notes for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6);

(d)	with respect to each affiliate that acquires from it Notes for the purpose of offering or selling such Notes during the restricted period, the Dealer repeats and confirms the representations and agreements contained in Clauses (a), (b) and (c) on each such affiliate's behalf; and

(e)	it shall obtain for the benefit of the Issuer the representations and agreements contained in Clauses (a), (b), (c) and (d) of this paragraph from any person other person other than its affiliate with whom it enters into a written contact, as defined in U.S. Treas. Reg. §1.163-5(c)(2)(i)(D)(4), for the offer or sale during the restricted period of Notes in bearer form.

Terms used in the paragraphs above have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder, including the D Rules.

3.	The United Kingdom

Each Dealer represents, warrants and agrees that:

	(a)	(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

		(ii)	it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the FSMA by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

4.	Japan

Each Dealer acknowledges that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and, accordingly, each Dealer undertakes that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For these purposes "Japanese Person" means any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

5.	France

Each Dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, Notes to the public in France and that offers and sales of Notes in France will be made only to providers of investment services relating to portfolio management for the account of third parties and/or to qualified investors (investisseurs qualifiés), as defined in Articles L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier, but excluding individuals referred to in Article D.411-1 II 2°.

In addition, each Dealer represents and agrees that it has not distributed or caused to be distributed and will not distribute or cause to be distributed in France, the Information Memorandum or any other offering material relating to the Notes other than to investors to whom offers and sales of Notes in France may be made as described above.

SCHEDULE 3
NOTIFICATION LETTER FOR AN INCREASE IN THE MAXIMUM AMOUNT

[Letterhead of Issuer]

To: The Dealers referred to below

cc.	Citibank, N.A. (as "Agent")

cc.	Citibank International plc (as "Arranger")

[Date]

Dear Sirs

Euro-commercial paper programme

We refer to a dealer agreement dated 30 March 2007 (the "Dealer Agreement") between NYSE Euronext, Inc. as Issuer and Citibank International plc, Credit Suisse Securities (Europe) Limited and Société Générale as Dealers and Citibank International plc as the Arranger relating to a Euro-commercial paper programme. Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 2.7 (Increase in Maximum Amount) of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount is to be increased from the lower of €[•]000,000,000] and U.S.$[•]000,000,000] to the lower of €[•]000,000,000] and U.S.$[•]000,000,000] with effect from [•], subject to delivery to the Dealers, the Arranger and the Agent of the following documents:

(a)	a certificate from a duly authorised officer of the Issuer confirming that no changes have been made to the constitutional documents of the Issuer since the date of the Dealer Agreement or, if there has been a change, a certified copy of the constitutional documents currently in force;

(b)	certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuer for such an increase in the Maximum Amount;

(c)	certified copies of [specify any applicable governmental or other consents required by the Issuer in relation to the increase];

(d)	a list of names, titles and specimen signatures of the persons authorised to sign on behalf of the Issuer all notices and other documents to be delivered in connection with such an increase in the Maximum Amount;

(e)	[an updated or supplemental Information Memorandum reflecting the increase in the Maximum Amount of the Programme;]

(f)	legal opinions from internal counsel to NYSE Euronext, Inc., Allen & Overy LLP and Clifford Chance; and

(g)	confirmation that Standard & Poor's Rating Services and Moody's Investors Service, Inc. are maintaining their current ratings for the Programme.

Yours faithfully,

............................................................................... for and on behalf of NYSE EURONEXT, INC.

SCHEDULE 4 DEALER ACCESSION LETTER

[Letterhead of Issuer]

[Date]

To:	[Name of Dealer]

cc.:	Citibank International plc,

Credit Suisse Securities (Europe) Limited and

Société Générale

cc.:	Citibank, N.A. as Agent

Dear Sirs

Euro-commercial paper programme

We refer to a dealer agreement dated 30 March 2007 (the "Dealer Agreement") between NYSE Euronext, Inc. as Issuer and Citibank International plc as Arranger, Citibank International plc, Credit Suisse Securities (Europe) Limited and Société Générale as Dealers relating to a Euro-commercial paper programme. Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 7.2 (Appointment of Dealers) of the Dealer Agreement, we hereby appoint you as an Additional Dealer for the Programme upon the terms of the Dealer Agreement with [immediate effect/effect from [•]][for [•] issue of Notes/for the period [•] to [•]]. [Copies of each of the condition precedent documents set out in Schedule 1 to the Dealer Agreement have been sent to you, as requested].

Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 7.2 (Appointment of Dealers) of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations set out in that Clause 7.2.

Yours faithfully

................................................................................ for and on behalf of NYSE EURONEXT, INC.

We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above. For the purposes of Clause 10 (Notices) of the Dealer Agreement our contact details are as follows:

[NAME OF DEALER]

Address:	[•]

Telephone:	[•]
Fax:	[•]
Contact:	[•]

Dated:   .........................................................................

Signed: .........................................................................
               for [Name of new Dealer]

SCHEDULE 5
FORM OF CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made on [•] BETWEEN

(1)	NYSE EURONEXT, INC. (the "Issuer"); and

(2)	[CALCULATION AGENT], as the Calculation Agent appointed pursuant to the terms hereof (the "Calculation Agent", which expression shall include any successor thereto).

WHEREAS:

(A)	Under a dealer agreement (as amended, supplemented and/or restated from time to time, the "Dealer Agreement") dated 30 March 2007 and made between, among others, the Issuer and the Dealer(s) referred to therein, and an issue and paying agency agreement (as amended, supplemented and/or restated from time to time, the "Agency Agreement") dated 30 March 2007 and made between the Issuer and the agent referred to therein, the Issuer established a euro commercial paper programme (the "Programme").

(B)	The Dealer Agreement contemplates, inter alia, the issue under the Programme of floating rate notes and index linked notes and provides for the appointment of calculation agents in relation thereto. Each such calculation agent's appointment shall be on substantially the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

	(a)	Terms not expressly defined herein shall have the meanings given to them in the Dealer Agreement or the Agency Agreement.

	(b)	Any reference in this Agreement to a statute, any provision thereof or to any statutory instrument, order or regulation made thereunder shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted.

	(c)	"Relevant [Index Linked] Notes" means such [floating rate notes or] Index Linked Notes in respect of which the Calculation Agent is appointed.

2.	APPOINTMENT OF CALCULATION AGENT

The Issuer appoints the Calculation Agent as its agent for the purpose of calculating the redemption amount and/or, if applicable, the amount of interest in respect of the Relevant Notes upon the terms and subject to the conditions of this Agreement. The Calculation Agent accepts such appointment.

3.	DETERMINATION AND NOTIFICATION

	(a)	The Calculation Agent shall determine the redemption amount of, and/or, if applicable, the amount of interest payable on, each Relevant [Index Linked] Note in accordance with the redemption calculation applicable thereto.

	(b)	The Calculation Agent shall as soon as it has made its determination as provided for in paragraph (a) above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer and the Agent (if other than the Calculation Agent) of the redemption amount and/or, if applicable, the amount of interest so payable.

4.	STAMP DUTIES

The Issuer will pay any stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery and performance of this Agreement.

5.	INDEMNITY AND LIABILITY

	(a)	The Issuer shall indemnify and hold harmless on demand the Calculation Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur arising out of, in connection with or based upon the exercise of its powers and duties as Calculation Agent under this Agreement, except such as may result from its own negligence, default or bad faith or that of its officers, employees or agents.

	(b)	The Calculation Agent shall indemnify and hold harmless on demand the Issuer against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable United Kingdom value added tax) which it may incur or which may be made against the Issuer as a result of or in connection with the appointment or the exercise of the powers and duties of the Calculation Agent under this Agreement resulting from the negligence, default or bad faith of the Calculation Agent or that of its officers, employees or agents.

	(c)	The Calculation Agent may, after prior written notice to the Issuer, consult as to legal matters with lawyers selected by it, who may be employees of, or lawyers to, the Issuer. If such consultation is made, the Calculation Agent shall be protected and shall incur no liability for action taken or not taken by it as Calculation Agent or suffered to be taken with respect to such matters in good faith (after consultation with the Issuer), without negligence and in accordance with the opinion of such lawyers, as addressed to both parties.

6.	CONDITIONS OF APPOINTMENT

The Calculation Agent and the Issuer agree that its appointment will be subject to the following conditions:

(a) in acting under this Agreement, the Calculation Agent shall act as an independent expert and shall not assume any obligations towards or relationship of agency or trust for the Issuer or the owner or holder of any of the Relevant [Index Linked] Notes or any interest therein;

(b) unless otherwise specifically provided in this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed or purported to be signed by a duly authorised employee of the Issuer;

(c) the Calculation Agent shall be obliged to perform only those duties which are set out in this Agreement and in the redemption calculation relating to the Relevant [Index Linked] Notes;

(d) the Calculation Agent and its officers and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Relevant [Index Linked] Notes with the same rights that the Calculation Agent would have if it were not the Calculation Agent hereunder; and

(e) all calculations and determinations made pursuant to this Agreement by the Calculation Agent shall (save in the case of manifest error) be binding on the Issuer, the Calculation Agent and (if other than the Calculation Agent) the holder(s) of the Relevant [Index Linked] Notes and no liability to such holder(s) shall attach to the Calculation Agent in connection with the exercise by the Calculation Agent of its powers, duties or discretion under or in respect of the Relevant [Index Linked] Notes in accordance with the provisions of this Agreement.

7.	ALTERNATIVE APPOINTMENT

If, for any reason, the Calculation Agent ceases to act as such or fails to comply with its obligations under Clause 3, the Issuer shall appoint the Agent as Calculation Agent in respect of the Relevant [Index Linked] Notes.

8.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

9.	GOVERNING LAW

This Agreement and every agreement for the issue and purchase of Notes shall be governed by, and construed in accordance with, English law.

10.	JURISDICTION

	(a)	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

	(b)	The parties to this Agreement agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.

	(c)	This Clause is for the benefit of the Calculation Agent only. To the extent allowed by law, the Calculation Agent may take:

(i) proceedings in any other court with jurisdiction; and

(ii) concurrent proceedings in any number of jurisdictions.

	(d)	Each party waives any right it may have to a jury trial of any claim or cause of action in connection with any Programme Agreement or Note or any transaction contemplated by any Programme Agreement. This Agreement may be filed as a written consent to trial by court.

11.	SERVICE OF PROCESS

	(a)	The Issuer irrevocably appoints Clifford Chance Secretaries Limited at 10 Upper Bank Street, Canary Wharf, London E14 5JJ as its agent under this Agreement for service of process in any proceedings before the English courts in connection with this Agreement.

	(b)	If any person appointed as process agent is unable for any reason to act as agent for service of process, the Issuer must immediately appoint another agent on terms acceptable to the Calculation Agent. Failing this, the Calculation Agent may appoint another agent for this purpose.

	(c)	The Issuer agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

	(d)	This Clause does not affect any other method of service allowed by law.

12.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

13.	COUNTERPARTS

This Agreement may be signed in any number of counterparts. This has the same effect as if the signatures on the counterpart were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

NYSE EURONEXT, INC.

By:  ............................................................................

[NAME OF CALCULATION AGENT]

By:  ............................................................................

SIGNATORIES

The Issuer

NYSE EURONEXT, INC.

By: NELSON CHAI

Address:	11 Wall Street
New York
New York 10005

Telephone No.:	+1 212 656 5280/6096
Facsimile No.:	+1 212 656 4399/8101
Attention:	Treasurer/Deputy General Counsel

The Arranger and Dealer

CITIBANK INTERNATIONAL plc

By: SANGEETA LAUDUS

Address:	Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
England

Telephone:	+44 20 7986 9070
Fax:	+44 20 7986 6837
Attention:	Short-Term Fixed Income Desk

The Dealers

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By: EVA KYSELY

Address:	One Cabot Square
London E14 4QJ
England

Telephone:	+44 20 7888 9968
Fax:	+44 20 7905 6132
Attention:	Commercial Paper Desk

SOCIÉTÉ GÉNÉRALE

By: SANGEETA LAUDUS

(under power of attorney)
Address:	FICC/DIT/TRA/STP
17, cours Valmy
92987 La Défense CEDEX
Paris
France

Telephone:	+33 1 42 13 31 59
Fax:	+33 1 42 13 77 76
Attention:	Commercial Paper Desk